CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

  (Pursuant to NRS 78.385 and 78.390. After Issuance of Stock)

                            Filed by:

                      ALEXANDER-WEST, INC.

     I, the Undersigned, David Phan, President of Alexander-West,
Inc., do hereby certify:

     That the Board of Directors of Said corporation at a meeting duly convened, held on the 15th day of February, 1999, adopted a resolution to amend the original Articles of Incorporation as follows:

     Article I is hereby amended to read as follows:

          The name of the Corporation is Remote Utilities
Network, Inc.

     Article II is hereby amended to read as follows:

          The name of the Resident Agent in Nevada is Nevada
          Corporate Residency and the street address of such Resident Agent is 955 S. Virginia St., Suite 116,
          Reno, NV 89502.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,000,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                   /s/ David Phan
                                   David Phan - President

                                   /s/ Gerald S. Peatz
                                   Gerald S. Peatz - Secretary

                          VERIFICATION

Province of Alberta

     I, Donald A. Mamson, a Notary Public, hereby certify that on the 10th day of March, 1999, personally appeared before me David Phan, who, being by me first duly sworn, declared that he was the person who signed the foregoing document as Incorporator and that the statements therein contained are true.

Witness my hand and official seal.

                            /s/ Donald Angus Mamson
                            DONALD ANGUS MAMSON
          (SEAL)            Notary Public in and for
                            The Province of Alberta

                            My commission expires Dec. 31, 2001